UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 25, 2006

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13737 Noel Road

Dallas, Texas  75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 25, 2006, Tenet Healthcare Corporation issued a press release announcing that Biggs C. Porter, 52, has been appointed Tenet’s chief financial officer, effective June 5, 2006. Mr. Porter, who is joining Tenet from his prior position as vice president and corporate controller of Raytheon Co., succeeds Robert S. Shapard, who resigned as Tenet’s chief financial officer in November 2005.  The press release is attached as Exhibit 99.1.

The terms of Mr. Porter’s employment are set forth in a letter dated May 3, 2006 and accepted and agreed to by Mr. Porter on May 22, 2006.  His initial base salary will be $550,000 per year.  Mr. Porter will receive a one-time bonus of $300,000 payable in three equal installments over three years, with the first installment to be paid on his start date and the two subsequent payments to be made on the first and second anniversary dates of his start date, provided Mr. Porter remains employed in his position on those dates. As a participant in the company’s annual incentive plan, Mr. Porter will be eligible for an annual bonus, based on individual and company performance.  His target bonus award percentage under the plan has been set at 70% of annual base salary. Mr. Porter will also be eligible for annual stock-based incentives. He will receive an initial grant of restricted units with a value of $2,700,000 and non-qualified stock options with a value of $472,500, which will be granted at fair market value on June 5, 2006. A copy of Mr. Porter’s employment letter will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ E. Peter Urbanowicz
E. Peter Urbanowicz
General Counsel

Date: May 25, 2006

EXHIBIT INDEX

99.1         Press Release Issued on May 25, 2006